                                  EXHIBIT 7.1

                        AGREEMENT REGARDING JOINT FILING

         The undersigned agree that a Schedule 13D, and any amendments thereto that may be required, shall be filed jointly on behalf of the undersigned, and any other person or entity who may hereafter be included in the definition of "J.O. Patterson Group" in any required amendment, when and if required under provisions of the Securities Exchange Act of 1934 or rules or regulations of the Securities and Exchange Commission thereunder.


Date: June 28, 1998          /s/ James O. Patterson
                             -------------------------------------
                             James O. Patterson

                             PHOENIX

Date: June 28, 1998          By:  /s/ James O. Patterson
                                -------------------------------
                                James O. Patterson, Managing
                                  General Partner

                             MUSTANG PARTNERS L.P.

Date: June 28, 1998          By:  /s/ James O. Patterson
                                -------------------------------
                                James O. Patterson,
                                  General Partner

                             FALCON FUND INTERNATIONAL PARTNERSHIP

                             By: Falcon Fund, Investment General
                                  Partner

                             By: J.O Patterson & Co., General
                                  Partner

Date: June 28, 1998          By:  /s/ James O. Patterson
                                -------------------------------
                                James O. Patterson, President

                              Page 11 of 11 pages